Certification of Principal Executive Officer and Principal Financial Officer
                             18 U.S.C. Section 1350
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


The undersigned, the Principal Executive Officer (CEO) and the Principal Financial Officer (Chief Operating Officer) of Millenia Hope Inc. (the "Company"), each hereby certifies that to his knowledge on the date hereof:

(a) The Quarterly Report on Form 10-Q SB of the Company for the quarter ended May 31, 2004, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(b) Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 14, 2004
                                               /s/      Leonard Stella
                                               -------------------------------
                                                        Leonard Stella
                                                        Chief Executive Officer
                                                   (Principal Executive Officer)

Date: July 14, 2004
                                               /s/      Yehuda Kops
                                               -------------------------------
                                                        Yehuda Kops
                                                        Chief Operating Officer
                                                   (Principal Financial Officer)


This certification accompanies the Report pursuant to the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.